Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 192594) of Arc Logistics Partners LP of our report dated March 5, 2014 relating to the financial statements of Gulf LNG Holdings Group, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2014